Exhibit 16.1

July 20, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Perfumania Holdings, Inc.’s Form 8-K dated July 14, 2010, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Jericho, New York